JOHN HANCOCK SERIES TRUST

                        John Hancock Emerging Growth Fund


                          Amendment of Section 5.11 and
                 Establishment and Designation of Class C Shares
                            of Beneficial Interest of
                       John Hancock Emerging Growth Fund,
                      a Series of John Hancock Series Trust


                            Amendment of Section 5.11

         The undersigned, being a majority of the Trustees of John Hancock Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 8.3 of the Declaration of Trust dated September 10, 1996, as amended from time to time (the "Declaration of Trust"), do hereby amend Section 5.11 as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without  limiting  the  authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series, each of which consists of Class A Shares and Class B Shares:
                  John Hancock Emerging Growth Fund and John Hancock Global Technology Fund (the "Existing Series").


                 Establishment and Designation of Class C Shares

         The undersigned, being a majority of the Trustees of John Hancock Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Declaration of Trust dated September 10, 1996, as amended from time to time (the "Declaration of Trust"), do hereby establish and designate an additional class of shares of John Hancock Emerging Growth Fund (the "Fund") as follows:

      1. The additional class of Shares of the Fund established and designated hereby is "Class C Shares".

      2. Class C Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class C Shares, the method of determining the net asset value of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the amendment of Section 5.11 and the establishment of an additional class of Shares, effective June 1, 1998.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 10th day of March 1998.


/s/Edward J. Boudreau, Jr.                             /s/Leo E. Linbeck, Jr.
--------------------------                             ----------------------
Edward J. Boudreau, Jr.                                Leo E. Linbeck, Jr.

/s/James F. Carlin                                     /s/Patricia P. McCarter
------------------                                     -----------------------
James F. Carlin                                        Patricia P. McCarter

/s/William H. Cunningham                               /s/Steven R. Pruchansky
------------------------                               -----------------------
William H. Cunningham                                  Steven R. Pruchansky

/s/Charles F. Fretz                                    ________________
-------------------
Charles F. Fretz                                       Richard S. Scipione

Leo E. Linbeck, Jr.                                    /s/Norman H. Smith
-------------------                                    ------------------
Harold R. Hiser, Jr.                                   Norman H. Smith

/s/Anne C. Hodsdon                                     /s/John P. Toolan
------------------                                     -----------------
Anne C. Hodsdon                                        John P. Toolan

/s/Charles L. Ladner
--------------------
Charles L. Ladner



         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

STATE OF FLORIDA                     )
                                     )ss
COUNTY OF PASCO                      )

         Then personally appeared the above-named Edward J. Boudreau, Jr., James
F. Carlin, William H. Cunningham, Charles F. Fretz, Harold R. Hiser, Jr., Anne
C. Hodsdon, Charles L. Ladner, Leo E. Linbeck, Jr., Patricia P. McCarter, Steven
R. Pruchansky, Richard S. Scipione, Norman H. Smith, and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 10th day of March, 1998.

                                                  /s/Michele Jones
                                                  ----------------
                                                  Notary Public

                                                  My Commission Expires: 8/25/00